Exhibit 2

Unlocking Westpac’s Potential Brian Hartzer Chief Executive Officer September 2015

Westpac vision To be one of the world’s great service companies, helping our customers, communities and people to prosper and grow 2 | Westpac Group Strategy Presentation, September 2015

Building on our strengths to unlock potential 1 Clear strategy and priorities – execution underway Service is at the core of our strategy – 2 Digitisation is improving service and efficiency 3 4 Execution is key, with strong management team to deliver 5 Well positioned for our third century 3 | Westpac Group Strategy Presentation, September 2015 driving customer growth and building deeper relationships

Strong franchise with clear comparative advantages Focus on core markets Australia and New Zealand >97% of gross loans1 Investing in Asia where linked to core markets Strategically well placed All businesses No.1 or No.2 in chosen markets All businesses performing Unique portfolio of brands Performance disciplines Delivered ROE above 15% Flat margins over recent halves • • • • • • • Superior asset quality and strong risk culture Impaired assets to GLAA 0.33%2 v’s peer average 0.45%3 Global efficiency leader Expense to income ratio 42.5%1 v’s peer average 44.53% Sustainability leader Leader in Dow Jones Sustainability index for over a decade • • • 1 As at 1H15. 2 Impaired assets to gross loans and acceptances as at 3Q15. 3 Peer 1 and 3 based on 1H15 results and Peer 2 based on FY15 results. 4 | Westpac Group Strategy Presentation, September 2015

All divisions strategically well placed with growth potential Consumer Bank Portfolio of brands extends potential customer base Growing transaction accounts supported by strength of service offer, including digital Overweight in fastest growing markets Business & Commercial Bank • Equal largest share of MFI business relationships1 in Australia • New digital tools helping to deepen relationships • • • BT Financial Group • Leader in banking and wealth integration • Panorama functionality growing Institutional Bank Leading Institutional Bank in Australasia2 New Zealand ‘Westpac One’ now the leading online platform3 New alliance with Air NZ • • • Deep and very long term relationships with customers • 1 Westpac Group 23% MFI share. DBM Consultants Business Financial Services Monitor, June 2015, 12MMA. MFI customers, all businesses. MFI Share results are based on the number of customers who have a Main Financial Institution (MFI) relationship with an institution, as a proportion of the number of customers that have a MFI relationship with any institution. 2 Refer slide 116 of 1H15 IDP. 3 Canstar Online Banking NZ Awards April 2015. 5 | Westpac Group Strategy Presentation, September 2015

Banking is undergoing fundamental change Service strategy is right for environment • Offers and customer experience must exceed expectations Customers demanding more Digital is changing the competitive landscape • • Deliver what is valued Strengthen relationships An obsessive service focus is central Regulatory demands and expectations • Align offers and processes to customer needs Put customers’ interests first • • Redirect resources, capital, and effort to medium term opportunities Economy in transition 6 | Westpac Group Strategy Presentation, September 2015

Service is the core of our strategy One of the world’s Our goal service companies great Own a home Modernise factory Prepare for retirement Helping Protect my wealth Start a business Manage currency risks Shop overseas Collect payments Access cash when I need Innovate and simplify Customers in control Personalised service How delivered Empowe Me Bank Wow Know Me 7 | Westpac Group Strategy Presentation, September 2015

Our five strategic priorities Performance Discipline Service Leadership Digital Transformation Targeted Growth Workforce Revolution One of the World’s Great Region’s 21st Building new Growth Highways Best Talent Factory Century Bank Performing Bank Service Companies employee customer 8 | Westpac Group Strategy Presentation, September 2015 Measures Strategic Priorities Leading engagement Stronger growth in wealth, SME and Asia Expense to income ratio below 40% in next 3 years +1m customers (2015-2017) Increased products per ROE above 15% The Service Revolution

New structure drives accountability & performance BT Financial Group Brad Cooper Consumer Bank George Frazis Institutional Bank Lyn Cobley Commercial & Business Bank David Lindberg New Zealand David McLean Customer and Business Services Technology Enterprise functions 9 | Westpac Group Strategy Presentation, September 2015

Digital is transforming our business Adapting network to customer needs Leading mobile capability Instant account opening 1 As at 1H15. 10 | Westpac Group Strategy Presentation, September 2015

Drive expense to income ratio below 40%

Global peer comparison of expense to income ratios[1,2] (%)



62.4
62.0
64.2
60.3
50.6
45.6
45.7
45.1
44.0
42.8
42.5
US regional
Canada
Europe
UK
Korea
NAB
Hong Kong
ANZ
Singapore
CBA
WBC

Programs of work to drive efficiency

- Optimise channels
- Digitise processes
- Transform technology
- New operating model

1 Company data, Credit Suisse. Expense to income ratio average for Europe, HK, UK and Singapore banks are based on their FY14 results. US regionals, Korea and Canadian banks are based on their 1Q15 results. ANZ/NAB/WBC based on 1H15 results and CBA based on FY15 results. 2 Cash earnings basis.

11 | Westpac Group Strategy Presentation, September 2015

Westpac GROUP

Technology a key enabler of our service strategy Strong technology foundations World class online and mobile capability, with digital creating significant opportunities Stronger, more resilient infrastructure, with significant efficiency opportunities Clear road map with improved technology team • • • Programs of work Next generation customer experience Best in class operational efficiency Delivering one bank Digital readiness 12 | Westpac Group Strategy Presentation, September 2015

Unlocking Westpac’s Potential Dave Curran Chief Information Officer September 2015

Step change in technology will provide significant benefits and improved efficiency • With market leading front-end systems, we are focused on the development of the Customer Service Hub • Aligns technology architecture to service strategy Enables single bank solutions while delivering multi-brand experience Implementation starting with home ownership and wealth • Significant efficiency opportunity from digitisation and consolidation of systems • Material cost savings to be delivered leveraging hybrid cloud technology over the next three years from 14 | Westpac Group Strategy Update – September 2015

Evolution of technology has significant implications for banks


Compute
Network
Storage
IT Services (SOA)
Social
Mobile
Analytics
Cloud
Implications
Flexibility in architecture
Shorter system lifecycles
Readily accessible base services
Significant efficiency opportunities
Disruption challenges & opportunities

15 | Westpac Group Strategy Update – September 2015
Westpac GROUP

Building on strong technology foundations Current position Unlocking Westpac’s potential Next generation customer experience • Single Customer Service Hub across the Group (Aust.) Customer as the architectural focal point • World class online and mobile capability Modern wealth platform • • • Severity 1 incidents materially lower Leading expense to income ratio Best in class operational efficiency • Hybrid cloud-based infrastructure transformation • • Support function consolidation Targeted infrastructure & application rationalisation • • Common set of systems Differentiated multi-brand experience Delivering one bank • • • Westpac Live Reinventure • • Continued digital innovation Step-up in cyber security Digital readiness 16 | Westpac Group Strategy Update – September 2015

Customer focussed approach technology transformation to Today Next steps *Westpac *Longer-term consolidation opportunities 17 | Westpac Group Strategy Update – September 2015 Common Infrastructure Common BT St.George Group Westpac BT St.George Group Westpac Systems of record St.George Group BT Pano-rama BT St.George Group Westpac Customer Customer Service Hub Channels (customer interface) Omni-channel Unassisted Assisted

Customer Service Hub: starts wealth and home ownership with Wealth Home ownership Everyday banking Other products Channels (customer interface) Customer Systems of record Benefits • Single wealth operating platform across investments, superannuation & SMSFs1 • Single origination solution across brands for mortgages, offset accounts and insurance • Supports individuals, households, advisers, accountants, bankers, and dealer groups • Full use of customer data for approval, targeted pricing, special offers with self-service and/or banker support • Delivers banking and wealth integration • Architected to expand across product sets • Significant efficiency advantages 1 SMSFs is Self Managed Super Funds. 18 | Westpac Group Strategy Update – September 2015 Customer Service Hub

Benefits of the Customer Service Hub Aligns technology architecture with service strategy • • • Comprehensive customer profile Manage relationships, not products Personalised offers and relationship pricing Simplifies and standardises origination processes • • Single source of customer information Pre-approval and real-time validation of customer eligibility Better protects value of customer data • • Data is centralised and less fragmented More readily accessible for decision-making Supports multiple brands and omni-channel • • Offers can be tailored by brand Seamless experience across channels • • Eliminates duplicate records Supports re-use of code Reduces cost of change Enables lower cost processing • • Facilitates straight-through processing More scale in data usage 19 | Westpac Group Strategy Update – September 2015

The efficiency opportunity in technology infrastructure • • Rationalise and remove duplication One infrastructure – multiple brands Consolidate technology infrastructure across brands • • • Increased speed, agility and reliability Reduced cost Leverage Cloud based infrastructure Faster access to new technology Platform as a Service (PaaS) Traditional infrastructure Private Cloud Public Cloud 20 | Westpac Group Strategy Update – September 2015

21st A Century Bank for customers for employees for costs Next generation customer experience Personalised offers; Seamless, multi-channel experiences Comprehensive understanding of customers Lower cost sales and service Best in class operational efficiency Common and simplified products and processes Faster settlement and time-to-yes Reduced operating cost Differentiated multi-brand experiences Delivering one bank Reduced duplication Common systems Increased agility, flexibility and control through architecture Digital innovation and improved security Digital readiness Guarding against threat of disruption 21 | Westpac Group Strategy Update – September 2015

Unlocking Westpac’s Potential Peter King Chief Financial Officer September 2015

Starting from a position of strength • • Loan growth sound Household deposits ahead of system1 FUM up 26%, FUA up 17%2 Bank of Melbourne success, growing above system3 Lloyds acquisition • Customer margins flat in recent halves 15.8%6 Westpac Group sector leading customers with wealth product at 19.5%7 • • • • Growth Return • Service Productivity Strength • CET1 capital ratio 9.0%8,9 • Liquidity coverage ratio 111%9 • Stable funding ratio 82%9 • Expense to income ratio sector leading at 42.5%4 Over $1.4bn of productivity savings since 2009 • • S 1.07 Stressed exposures to TCE 9,10 • • New online and mobile platforms Customer complaints down 35%5 1 APRA banking statistics for 12 months to 31 March 2015. 2 BTFG spot FUM and FUA 12 months to March 2015. 3 APRA banking statistics and RBA financial aggregates for 12 months to 31 July 2015. 4 Refer slide 11 for global comparison on expense to income ratios. 5 12 months 1H14 to 1H15. 6 Return on Equity for six months to 31 March 2015. 7 12 months to July 2015, refer slide 145 in the 2015 Interim Financial Results Investor Discussion Pack for details of wealth metric provider. 8 CET1 is Common equity Tier 1. 9 At 30 June 2015. 10 TCE is total committed exposure. 23 | Westpac Group Strategy Update – September 2015

Focus on efficiency • Driving expense to income ratio below 40% over next 3 years • Efficiency program supported by four programs of work to –Reduce expense growth run-rate to 2-3% p.a.1 –Create headroom for increased investment • Disciplined performance management, including improving divisional accountability and improving investment disciplines 1 From FY16. 24 | Westpac Group Strategy Update – September 2015

Productivity track record $1.4bn saved from efficiency programs since FY09 ($m) Average $221m p.a. 225 FY09 FY10 FY11 FY12 FY13 FY14 1H15 FY09-1H15 cumulative Westpac Group expense to income ratio (%) 41.6 41.5 41.2 41.2 41.1 40.1 Target FY09 FY10 FY11 FY12 FY13 FY14 FY18 . 25 | Westpac Group Strategy Update – September 2015 sub 40% 219 238 289 212 143 1131,439

Efficiency program supported four streams of work by • Migrate more activity to digital (cashless & cheque-less) Reduce paperwork and manual intervention Optimise network Increase customer facing time • Transform home ownership experience Introduce faster, more convenient self serve options Reengineer and further automate credit decisions Transform wealth, advice and insurance claims • Consolidate technology infrastructure Standardise systems across products and brands Simplify IT user experience • Reduce duplication across brands Automate head office processes Review major spending categories Standardised procurement driving efficiency and lower demand • • • • • • • • • • • 26 | Westpac Group Strategy Update – September 2015 New operating model Transform technology Digitise processes Optimise channels

Directing more investment to growth & productivity Composition of investment spend (%) 1.20 0.94 1.15 1.07 1.30 # $bn investment spend Other technology SIPs Growth & productivity Regulatory change FY16-FY181 FY11 FY12 FY13 FY14 spend priorities 1 Forward looking estimate. 27 | Westpac Group Strategy Update – September 2015 Sector specific investment • New Payments Platform (NPP) • Regulation and compliance Westpac specific investment spend priorities • Panorama • Customer Service Hub – initial focus on home ownership • Digitisation • Consolidate IT infrastructure Composition of investment spend (%) Growth & productivity Reg. change & other technology 44 65 56 35 FY14FY181 12 12 11 24 46 32 18 44 45 34 28 32 26 22 14

Disciplined performance management • • Increased executive time devoted to program delivery New operating model creates clearer decision rights and full financial accountability Re-aligning accountability Encourages process best practice and standardisation • • • Improved project management disciplines Agile change and delivery options Reviewing software capitalisation treatment Investment disciplines Limits rise in amortisation expense • • • BTIM sale around $670m (post-tax) gain Expect restructuring costs with impact over Impact of capitalised software review Cash earnings adjustments FY15 and FY16 28 | Westpac Group Strategy Update – September 2015

Other recent developments

Asset quality

- Stressed assets down 5bps to 1.07% in 3Q15
- Most new stress related to mining and low commodity prices
- Mortgage delinquencies little changed – higher in WA/Vic; lower in NSW
- New impairments remain relatively low, although write-backs are reducing

Investor property lending (Aust)

- Current rate of growth in investor property loans 10.7%[1], July 2015
- Growth on track to be below APRA target of 10% by September 2015
- Credit criteria changes contributing to further improvement in portfolio quality

Capital

- Common equity Tier 1 (CET1) capital ratio 9.0% at 30 June 2015 (APRA basis). Internationally harmonised CET1 capital ratio[2] of 12.7%
- APRA changes to mortgage RWA impacts RWA by approx. $40.7bn (based on March 2015 balances). Effective 1 July 2016
- Stepping up capital management disciplines across divisions

1 Based on APRA definition. 2 Analysis aligns with the APRA study entitled "International Capital Comparison Study" released 13 July 2015.

29 | Westpac Group Strategy Presentation, September 2015

Westpac GROUP

The financial equation Drive expense to income ratio below 40% 1 Targeting expense growth of 2-3% p.a. 2 Increase productivity savings to $270m p.a., up 20% 3 4 30 | Westpac Group Strategy Update – September 2015 Increase investment spend by $0.2bn to around $1.3bn to accelerate digitisation

Unlocking Westpac’s Potential Brian Hartzer Chief Executive Officer September 2015

Well positioned for our third century 1 Service as a comparative advantage; right team to deliver Transforming the business using technology 2 Strong franchise + new capabilities = substantial room to grow 3 Targeting ROE above 15% & expense to income ratio below 40% 4 5 Confident we can take Westpac to leadership 32 | Westpac Group Strategy Update – September 2015

Unlocking Westpac’s Potential Appendix September 2015

Westpac Group executive team

Brian Hartzer
CEO



Philip Coffey
Deputy CEO



Lyn Cobley
Group Executive Westpac Institutional Bank



Brad Cooper
Chief Executive Officer BTFG



George Frazis
Group Executive Consumer Bank



David Lindberg
Group Executive Commercial & Business Bank



David McLean
Chief Executive Officer New Zealand



John Arthur
Chief Operating Officer



Dave Curran
Chief Information Officer



Alexandra Holcomb
Chief Risk Officer



Peter King
Chief Financial Officer



Christine Parker
Group Executive HR & Corporate Affairs



Gary Thursby
Chief Strategy Officer



34 | Westpac Group Strategy Presentation, September 2015

Westpac GROUP

Investor Relations Team For further information on Westpac Equity Investor Relations www.westpac.com.au/investorcentre click on ‘Analyst’s Centre’ Andrew Bowden Head of Investor Relations +61 2 8253 4008 andrewbowden@westpac.com.au Leigh Short Senior Manager +61 2 8253 1667 lshort@westpac.com.au • • • • Annual reports Presentations and webcasts 5 year financial summary Prior financial results Debt Investor Relations Jacqueline Boddy Director +61 2 8253 3133 jboddy@westpac.com.au Louise Coughlan Director (Rating Agencies) +61 2 8254 0549 lcoughlan@westpac.com.au Retail Shareholder Investor Relations Danielle Stock Manager +61 2 8253 6556 dstock@westpac.com.au or email: investorrelations@westpac.com.au 35 | Westpac Group Strategy Presentation, September 2015

Disclaimer The material contained in this presentation is intended to be general background information on Westpac Banking Corporation (Westpac) and its activities. The information is supplied in summary form and is therefore not necessarily complete. It is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in Australian dollars unless otherwise indicated. Unless otherwise noted, financial information in this presentation is presented on a cash earnings basis. Cash earnings is a non-GAAP measure. Refer to Westpac’s 2015 Interim Financial Results (incorporating the requirements of Appendix 4D) for the half year ended 31 March 2015 available at www.westpac.com.au for details of the basis of preparation of cash earnings. Refer to slides 44 for an explanation of cash earnings and Appendix 1 slide 142 for a reconciliation of reported net profit to cash earnings. This presentation contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the US Securities Exchange Act of 1934. Forward-looking statements are statements about matters that are not historical facts. Forward-looking statements appear in a number of places in this presentation and include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions, results of operations and financial condition, including, without limitation, future loan loss provisions, financial support to certain borrowers, indicative drivers, forecasted economic indicators and performance metric outcomes. We use words such as ‘will’, ‘may’, ‘aim’, ‘expect’, 'indicative', ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘probability’, ‘risk’, ‘forecast’, ‘likely’, ‘estimate’, ‘anticipate’, ‘believe’, or similar words to identify forward-looking statements. These forward-looking statements reflect our current views with respect to future events and are subject to change, certain risks, uncertainties and assumptions which are, in many instances, beyond our control, and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with our expectations or that the effect of future developments on us will be those anticipated. Actual results could differ materially from those which we expect, depending on the outcome of various factors. Factors that may impact on the forward-looking statements made include, but are not limited to, those described in the section titled ‘Risk factors' in Westpac’s 2015 Interim Financial Result for the six months ended 31 March 2015 available at www.westpac.com.au. When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider such factors and other uncertainties and events. We are under no obligation to update any forward-looking statements contained in this presentation, whether as a result of new information, future events or otherwise, after the date of this presentation. 36 | Westpac Group Strategy Presentation, September 2015